UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            April 25, 2019

IKONICS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-25727	41-0730027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4832 Grand Avenue Duluth, Minnesota	55807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (218) 628-2217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of IKONICS Corporation (the “Company”) held on April 25, 2019, the Company’s shareholders, upon the recommendation of the Board of Directors, approved the IKONICS Corporation 2019 Equity Incentive Plan (the “2019 Plan”). The 2019 Plan will replace the existing IKONICS Corporation 1995 Stock Incentive Plan (the “1995 Plan”), which is the only plan under which equity awards are currently being granted. No new awards will be made under the 1995 Plan. The number of shares of the Company’s common stock that may be the subject of awards and issued under the 2019 Plan is 102,157, plus any shares that were subject to outstanding awards under the 1995 Plan as of the effective date of the 2019 Plan, to the extent that the associated awards under the 1995 Plan expire, are cancelled, are forfeited or are settled for cash. Awards outstanding under the 1995 Plan as of the date the 2019 Plan becomes effective will continue to be subject to the terms of the 1995 Plan.

A description of the material terms of the 2019 Plan is set forth in the Company’s definitive proxy statement relating to the Annual Meeting and filed with the Securities and Exchange Commission on March 26, 2019 (file no. 000-25727), and such description and the foregoing summary are qualified by reference to the full text of the 2019 Plan, a copy of which is filed as Exhibit 99 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders voted upon (1) the election of seven directors to serve until the next annual meeting of shareholders or until their successors are duly elected; (2) the ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; (3) the approval of the IKONICS Corporation 2019 Equity Incentive Plan; (4) an advisory resolution regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers; and (5) an advisory resolution approving the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting. Each of William C. Ulland, Marianne Bohren, Lockwood Carlson, Jeffrey D. Engbrecht, Ernest M. Harper Jr., Gregory W. Jackson, and Darrell B. Lee were re-elected to serve as the Company’s directors. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders:

Proposal 1: The election of seven directors to serve until the Company’s 2020 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
William C. Ulland	960,535	9,595	696,310
Marianne Bohren	959,785	10,345	696,310
Lockwood Carlson	944,576	25,554	696,310
Jeffrey D. Engbrecht	961,003	9,127	696,310
Ernest M. Harper Jr.	961,003	9,127	696,310
Gregory W. Jackson	945,106	25,024	696,310
Darrell B. Lee	960,178	9,952	696,310

Proposal 2: The ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Votes For	Votes Against	Votes Abstain
1,657,599	7,202	1,639

Proposal 3: Approval of the IKONICS Corporation 2019 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
922,002	21,864	26,264	696,310

Proposal 4: Advisory resolution regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Votes Abstain	Broker Non-Votes
866,622	96,114	1,000	6,394	696,310

In light of the voting results on this Proposal 4, the Company’s Board of Directors has determined that it will include an advisory, nonbinding shareholder vote on executive compensation in the Company’s proxy materials every year until the next required advisory vote on the frequency of shareholder votes on executive compensation.

Proposal 5: Advisory resolution approving the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
956,502	8,823	4,805	696,310

Item 7.01.          Regulation FD Disclosure.

On April 25, 2019, the Company’s Board of Directors approved an increase to the Company’s previously announced share repurchase authorization to provide an additional 33,500 shares of Company common stock. This increase brings the total share repurchase authorization to 100,000 shares of Company common stock. Repurchases may be completed from time to time in the open market or in privately negotiated transactions, subject to applicable laws and regulations. This authorization does not have an expiration date.

Item 9.01.          Financial Statements and Exhibits.

(d)     Exhibit.

Exhibit Number	Description
99	IKONICS Corporation 2019 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IKONICS CORPORATION

Date: April 26, 2019	/s/ Jon Gerlach
Jon Gerlach Chief Financial Officer, Vice President of Finance and Treasurer